Exhibit 99.1

FCB Financial Holdings, Inc. Announces Board Authorization of Stock Repurchase of Up to $20 Million of Common Stock

WESTON, Fla., – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today announced that its board of directors had approved an amendment to its stock repurchase program to increase the amount of the Company’s common stock purchasable under the program by $20 million to an aggregate of $70 million. As of February 23, 2016, FCB has repurchased $47.4 million, or 1,437,986 shares of its common stock in accordance with the program. Repurchases under the program may be made through open market or privately negotiated transactions at times and in such amounts as management deems appropriate, subject to market conditions, regulatory requirements and other factors. The program does not obligate the Company to repurchase any particular amount of common stock, and may be suspended or discontinued at any time without notice. Shares repurchased under the program will be made using the Company’s own cash resources and are expected to be held as treasury shares.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We believe FCB has a bright future ahead, and view this repurchase program as an appropriate capital management tool to have in place given our strong capital position. We continue to expect to deploy our capital to support organic growth, execute potential acquisitions, and when appropriate to return excess capital to our shareholders through a variety of mechanisms subject to applicable law and regulation.”

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

About FCB Financial Holdings, Inc.

With $7.3 billion in assets, Florida Community Bank (FCB) is the third largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 49 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized.” Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

For further information contact:

FCB Financial Holdings, Inc.

Matthew Paluch

(305) 668-5420

IR@fcb1923.com